UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2012

Facebook, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35551	20-1665019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

(650) 308-7300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2012, Facebook, Inc. (the “Company”) amended and restated its existing bridge credit facility (the “Amended and Restated Term Loan”) with J.P. Morgan Securities LLC, as Administrative Agent, and the lenders party thereto. The Amended and Restated Term Loan is an unsecured term loan facility that allows the Company to borrow up to $1.5 billion to fund tax withholding and remittance obligations related to the settlement of restricted stock units (“RSUs”) in connection with the Company’s initial public offering. As the Company previously disclosed in its Current Report on Form 8-K filed on September 4, 2012, it plans to fund these tax withholding and remittance obligations by using its existing cash and borrowing from its credit facilities. The Company currently expects to use borrowings under the Amended and Restated Term Loan to cover approximately half of the withholding tax liability that will arise when approximately 271 million RSUs vest in October and November 2012, and that the average of the withholding tax rates will be approximately 45%. Interest under the Amended and Restated Term Loan will be payable on the borrowed amounts set at the London Interbank Offered Rate (LIBOR) plus 1.0%.

The Company paid origination fees at closing of the Amended and Restated Term Loan, which fees are being amortized over the term of the facility. The Company is also obligated to pay an additional upfront fee of 0.15% of the aggregate amount of the borrowings requested on any applicable funding date, which would be amortized over the remaining term of the facility, as well as an annual commitment fee of 0.10% on the daily undrawn balance of the facility. The Company may make up to two borrowings under the Amended and Restated Term Loan prior to November 20, 2012. Any amounts outstanding under this facility will be due upon the third anniversary date of the initial borrowing.

In connection with the execution of the Amended and Restated Term Loan, the Company also entered into Amendment No. 1 (the “Revolver Amendment”) to its existing $5.0 billion revolving credit facility (the “Existing Revolver Facility”) with J.P. Morgan Securities LLC, as Administrative Agent, and the lenders party thereto, pursuant to which the lenders to the Existing Revolver Facility consented to the execution of the Amended and Restated Term Loan, and the negative covenants in the Existing Revolver Facility were amended to be consistent with those set forth in the Amended and Restated Term Loan.

The foregoing descriptions of the Amended and Restated Term Loan and the Existing Revolver Facility, as amended by the Revolver Amendment, are qualified in their entirety by reference to the full text of the Amended and Restated Term Loan and the Existing Revolver Facility, as amended by the Revolver Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.1	Amended and Restated Term Loan Agreement, dated as of October 12, 2012, among Facebook, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

10.2	Amendment No. 1 to Revolving Facility, dated as of October 12, 2012, among Facebook, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: October 15, 2012	By:	/s/ Theodore W. Ullyot
		Name:	Theodore W. Ullyot
		Title:	Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Amended and Restated Term Loan Agreement, dated as of October 12, 2012, among Facebook, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

10.2	Amendment No. 1 to Revolving Facility, dated as of October 12, 2012, among Facebook, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.